                                                                  EXHIBIT (j)(2)

                        CONSENT OF INDEPENDENT AUDITORS

The Managing General Partners
Van Kampen Exchange Fund (A California Limited Partnership)

     We consent to the reference to our Firm under the heading "Other Information--Independent Auditors" in the Statement of Additional Information and to the statement of changes in net assets for the year ended December 31, 1999 and the financial highlights for each of the years in the four year period ending December 31, 1999, included herein, which is part of such Registration Statement.

                                          /s/ KPMG LLP

Chicago, Illinois
April 24, 2001